Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed financial statements (“Pro Forma Financial Statements”) of Siebert Financial Corp. (“SIEB”) and StockCross Financial Services, Inc. (“StockCross”) reflect various adjustments to give effect to the following transaction:

•
SIEB acquired the remaining 85% of StockCross’ common stock, pursuant to the terms of a merger agreement (“Merger Agreement”), for approximately $29,750,000 which was paid through the issuance of SIEB common stock. Effective January 1, 2020, StockCross was merged with and into SIEB’s fully owned subsidiary, Muriel Siebert & Co., Inc. (“MSCO”), (“the Transaction”).

•
Prior to the Transaction, the Company, MSCO, and StockCross were under common control and were affiliates. In addition, MSCO owned 15% of StockCross and MSCO had a clearing agreement with StockCross whereby StockCross provided custody and clearing solutions to MSCO for its securities broker dealer business.

The merger will be accounted for using the common-control method of accounting for business combinations under U.S. generally accepted accounting principles (“GAAP”).

The merger is considered a common-control transaction, which is similar to a business combination for SIEB as it is the entity that received the net assets of StockCross; however, this common-control transaction does not meet the definition of a business combination in accordance with GAAP because there is no change in control over the net assets. Based on the Merger Agreement, SIEB has been identified as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 (“Pro Forma Balance Sheet”) is based on the consolidated balance sheets of SIEB and StockCross after giving effect to the Transaction as if it had occurred on January 1, 2019.

Similarly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 (“Pro Forma Income Statement”) is based on the consolidated statements of operations of SIEB and StockCross after giving effect to the Transaction as if it had occurred on January 1, 2019.

The consolidated financial information has been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable and (3) with respect to the Pro Forma Income Statement, are expected to have a continuing impact on the results of operations.

The Pro Forma Financial Statements and adjustments have been prepared based on the information that is currently available and certain assumptions, which are described in the accompanying notes thereto. Given that the common-control method of accounting is utilized, all the identified assets and assumed liabilities were recorded at their carrying values and adjusted where applicable. Further, the accompanying Pro Forma Income Statement does not reflect the financial impact of any future expected cost savings, restructurings, synergies, integration costs or non-recurring activities and one-time transaction costs that may be realized or incurred in subsequent reporting periods. The Pro Forma Income Statement reflects only those adjustments that are expected to have an impact on the continuing operations of the combined companies.

The Pro Forma Financial Statements are provided for information purposed only and are not intended to represent, or be indicative of, the future anticipated financial position or results of operations or results that would have occurred had the Transactions been consummated on the dates indicated herein.  The Pro Forma Financial Statements and notes thereto should be read in conjunction with the financial statements and related notes of SIEB and StockCross.

SIEBERT FINANCIAL CORP. & STOCKCROSS FINANCIAL SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

As of December 31, 2019

	Siebert	StockCross	Pro Forma Adjustments	Note Reference	Pro Forma Combined Siebert

ASSETS
Cash and cash equivalents	$3,082,000	$1,588,000	$—		$4,670,000
Cash segregated	110,000	224,814,000	—		224,924,000
Receivables from customers	—	86,331,000	—		86,331,000
Receivables from clearing and other brokers	6,253,000	3,105,000	(883,000)	(i)	8,475,000
Receivable from related party	1,000,000	—	(1,000,000)	(ii)	—
Other receivables	223,000	627,000	(88,000)	(iii)	762,000
Securities borrowed	—	193,529,000	—		193,529,000
Securities owned-marketable, at fair value	—	3,018,000	—		3,018,000
Equity method investment in related party	3,360,000	—	(3,360,000)	(iv)	—
Furniture, equipment and leasehold improvements, net	1,131,000	19,000	—		1,150,000
Software, net	1,888,000	—	—		1,888,000
Lease right-of-use assets	2,810,000	1,141,000	—		3,951,000
Prepaid expenses and other assets	624,000	346,000	(18,000)	(vii)	952,000
Acquired Intangible Assets	1,572,000	—	—		1,572,000
Goodwill	1,439,000	—	—		1,439,000
Deferred tax assets	4,981,000	407,000	—		5,388,000
	$28,473,000	$514,925,000	$(5,349,000)		$538,049,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables to customers	$—	$308,091,000	$—		$308,091,000
Payables to non-customers	—	9,151,000	(1,088,000)	(v)	8,063,000
Drafts payable	—	2,834,000	—		2,834,000
Due to clearing brokers and related parties	7,000	1,406,000	(890,000)	(vi)	523,000
Interest payable	10,000	—	—		10,000
Accounts payable and accrued liabilities	1,473,000	963,000	7,000	(viii)	2,443,000
Securities loaned	—	170,443,000	—		170,443,000
Securities sold, not yet purchased	88,000	28,000	—		116,000
Lease liabilities	3,114,000	1,295,000	—		4,409,000
Short term debt	3,000,000	5,000,000	—		8,000,000
	7,692,000	499,211,000	(1,971,000)		504,932,000

Commitments and Contingencies
Stockholders’ equity:
Common stock, $.01 par value	271,000	10,000	23,000	(ix)	304,000
Additional paid-in capital	7,641,000	12,436,000	(181,000)	(ix)	19,896,000
Retained earnings	12,869,000	3,268,000	(3,220,000)	(ix)	12,917,000
	20,781,000	15,714,000	(3,378,000)		33,117,000

	$28,473,000	$514,925,000	$(5,349,000)		$538,049,000

SIEBERT FINANCIAL CORP. & STOCKCROSS FINANCIAL SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2019

	Siebert	StockCross	Pro Forma Adjustments	Note Reference	Pro Forma Combined Siebert

REVENUE
Margin interest, marketing and distribution fees	$11,121,000	$3,589,000	$—		$14,710,000
Commissions and fees	8,302,000	1,448,000	—		9,750,000
Principal transactions	8,061,000	957,000	—		9,018,000
Interest	284,000	4,616,000	(477,000)	(i)	4,423,000
Market making	—	1,744,000	—		1,744,000
Stock loan / stock borrow	—	1,607,000	—		1,607,000
Other income	24,000	862,000	(258,000)	(ii)	628,000
Advisory fees	801,000	—	—		801,000
	28,593,000	14,823,000	(735,000)		42,681,000

EXPENSES
Employee compensation and benefits	12,946,000	7,019,000	—		19,965,000
Other general and administrative	2,454,000	1,407,000	—		3,861,000
Professional fees	1,912,000	1,663,000	—		3,575,000
Clearing fees, including execution costs	2,793,000	812,000	(258,000)	(ii)	3,347,000
Rent and occupancy	1,401,000	1,169,000	—		2,570,000
Data processing	—	2,081,000	—		2,081,000
Technology and communications	1,215,000	655,000	—		1,870,000
Depreciation and amortization	983,000	19,000	—		1,002,000
Referral fees	86,000	—	—		86,000
Interest expense	10,000	506,000	(477,000)	(i)	39,000
Advertising and promotion	2,000	—	—		2,000
	23,802,000	15,331,000	(735,000)		38,398,000

Loss from equity method investment in related party	(66,000)	—	66,000	(iii)	—

Income before provision (benefit) for (from) income taxes	4,725,000	(508,000)	66,000		4,283,000
Provision (benefit) for (from) income taxes	1,118,000	(88,000)	18,000	(iv)	1,048,000
Net income	$3,607,000	$(420,000)	$48,000		$3,235,000

Net income / (loss) per share of common stock
Basic and diluted	$0.13	$(0.07)			$0.11

Weighted average shares outstanding
Basic and diluted	27,157,188	6,152,500

Pro Forma shares used to compute net income per share					30,455,962

1.	Basis of Presentation

All financial data in the Pro Forma Financial Statements are presented in U.S. dollars and have been prepared in accordance with SIEB’s accounting policies that conform to U.S. GAAP and the rules and regulations of SEC Regulation S-X.

Financial information in the SIEB and StockCross columns of the Pro Forma Balance Sheet represents the condensed consolidated balance sheets of SIEB and StockCross as of December 31, 2019.  Financial information presented in the SIEB and StockCross columns in the Pro Forma Income Statement represents the consolidated income statements of SIEB and StockCross for the year ended December 31, 2019.

The merger will be accounted for under the common-control method of accounting for business combinations pursuant to Accounting Standards Codification (“ASC”) No. 805-50 – Transactions Between Entities Under Common Control. ASC No. 805, Subsection 805-50 requires that assets and liabilities be accounted for at carrying cost when under common control.

2.	Purchase Conditions

Pursuant to the terms of the Merger Agreement, SIEB issued 3,298,774 shares of the Company’s restricted common stock to the shareholders of StockCross to acquire the remaining 85% of StockCross’ common stock.

3.	Notes to Pro Forma Balance Sheet Adjustments

The following summarizes the adjustments included in the “Pro Forma Adjustments” column in the accompanying Pro Forma Balance Sheet as of December 31, 2019:

(i)
As part of the clearing relationship between MSCO and StockCross, SIEB had a receivable from StockCross for a $75,000 clearing deposit as well as month-end profits generated through StockCross as the clearing broker dealer. These items were eliminated upon consolidation as the receivable was from StockCross.

(ii)
As part of the clearing relationship between MSCO and StockCross, SIEB had a receivable from StockCross of $1.0M for a margin deposit held by StockCross for the clearing function. This item was eliminated upon consolidation as the receivable was from StockCross.

(iii)	As part of the clearing relationship between MSCO and StockCross, SIEB had a receivable from StockCross corresponding to a short position held by SIEB.
(iv)	The equity method investment in related party of approximately $3.4M represented MSCO’s 15% investment in StockCross as of December 31, 2019. This asset was eliminated upon consummation of the merger.
(v)
As part of the clearing relationship between MSCO and StockCross, StockCross had a payable to SIEB of $1.0M for a margin deposit held by StockCross for the clearing function as well as a short position held by SIEB at month end. These items were eliminated upon consolidation.

(vi)
As part of the clearing relationship between MSCO and StockCross, StockCross had a payable to SIEB for a $75,000 clearing deposit and month-end profits generated through StockCross as the clearing broker dealer. In addition, SIEB had a payable to StockCross due to intercompany expense sharing. These items were eliminated upon consolidation.

(vii)	The adjustment to pre-tax income on the Pro Forma Income Statement decreases prepaid income taxes using an estimated effective tax rate of 27.0%.
(viii)	Represents the elimination of SIEB’s payable to StockCross due to intercompany expense sharing.
(ix)
Represents an adjustment to increase the common stock of SIEB by the par value of the shares issued in connection with the Transaction and to eliminate the par value of common stock of StockCross, as well as to increase additional paid-in capital for the net difference. Adjustment also reflects the elimination of the 15% ownership of StockCross by MSCO, a fully-owned subsidiary of SIEB, as well as the change in retained earnings from the adjustments detailed in the section titled “Notes to Pro Forma Income Statement Adjustments.”

4.	Notes to Pro Forma Income Statement Adjustments
(i)
In relation to interest paid on clients’ credit balances, StockCross reported gross interest revenue and a corresponding expense while SIEB’s accounting policy is to report interest revenue net of interest expense. To align StockCross’ reporting to SIEB’s accounting policy, StockCross’ interest expense was deducted from the Interest Expense line item and deducted from the Interest line item.

(ii)
Reflects the elimination of StockCross’ other income and the corresponding SIEB clearing fees resulting from the fully disclosed clearing relationship between MSCO and StockCross. The income and expense items represented fees paid by SIEB to StockCross for custody and clearing services.

(iii)	The loss that SIEB recognized as part of its equity method investment in StockCross for the year ended December 31, 2019 was eliminated upon consolidation.
(iv)	The adjustment to pre-tax income was tax affected using an estimated effective tax rate of 27.0%.

5.	Reclassification Adjustments

Reclassification adjustments represent adjustments to conform the presentation of StockCross’ financial statements to that of SIEB. A summary of reclassifications from StockCross’ to SIEB’s presentation is shown below:

Statement of Financial Condition Reclassifications

StockCross Reported Line Item	SIEB Line Item Reclassification	Amount 12/31/19	Explanation
Other assets	Other receivables	627,000	Additional breakout not segregated by StockCross
Other assets	Prepaid expenses and other assets	346,000	Additional breakout not segregated by StockCross

Statement of Operations Reclassifications

StockCross Reported Line Item	SIEB Line Item Reclassification	Amount 12/31/19	Explanation

Revenue
Commissions	Commissions and fees	1,448,000	Conform to SIEB line item title
Interest income	Interest	4,616,000	Conform to SIEB line item title
Interest income*	Margin interest, marketing, and distribution fees	3,589,000	Additional breakout not segregated by StockCross

Expense
Clearing costs	Clearing fees, including execution costs	812,000	Conform to SIEB line item title
Occupancy	Technology and communications	153,000	Additional breakout not segregated by StockCross
Occupancy	Rent and occupancy	1,169,000	Conform to SIEB line item title
Occupancy	Other general and administrative	221,000	Additional breakout not segregated by StockCross
Other expenses	Technology and Communications	503,000	Additional breakout not segregated by StockCross
Other expenses	Other general and administrative	1,407,000	Conform to SIEB line item title
Other expenses	Professional fees	1,663,000	Additional breakout not segregated by StockCross

*See “Notes to Pro Forma Income Statement Adjustments” for further Pro Forma adjustments